                                                                     EXHIBIT 4.3

                               CODA ENERGY, INC.

                  10 1/2% SENIOR SUBORDINATED NOTES DUE 2006

           UNCONDITIONALLY GUARANTEED, JOINTLY AND SEVERALLY, BY THE
              SUBSIDIARY GUARANTORS LISTED ON SCHEDULE II HERETO

                        ______________________________

                            NOTE PURCHASE AGREEMENT

                                                                  March 12, 1996


Goldman, Sachs & Co.
 As Representative of the several Purchasers named in Schedule I hereto.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

     Coda Energy, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers"), for whom Goldman, Sachs & Co. is acting as representative (in such capacity, the "Representative") hereunder, an aggregate of $110 million principal amount of the 10 1/2% Senior Subordinated Notes due 2006 specified above (the "Notes") of the Company, which are to be offered for resale by the Purchasers to qualified institutional buyers (within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Act")) ("Qualified Institutional Buyers") in reliance upon Rule 144A and to institutional accredited investors (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act (Regulation D))("Institutional Accredited Investors"). The Notes will be fully and unconditionally guaranteed (the "Guarantees") as to payment of principal, interest, liquidated damages and premium, if any, on an unsecured senior subordinated basis, jointly and severally, by each of the subsidiaries of the Company listed on Schedule II hereto and any other subsidiary of the Company (collectively, the "Guarantors") that executes a Guarantee in accordance with the provisions of the Indenture to be dated as of March 18, 1996 (the "Indenture") among the Company, the Guarantors and Texas Commerce Bank National Association, as Trustee (the "Trustee").

          1. The Company and each of the Guarantors represent and warrant to, and agree with, each of the Purchasers that:

          (a) A preliminary offering circular, dated February 22, 1996 (the "Preliminary Offering Circular") and an offering circular, dated March 12, 1996 (the "Offering Circular"), have been prepared in connection with the offering of the Notes. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Notes. The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein. Each of the Preliminary Offering Circular and the Offering Circular, as of its date, conforms in all material respects to the requirements of Rule 144A(d)(4) under the Act;

          (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for any such loss or interference individually or in the aggregate that would not have a material adverse effect on the condition (financial or other), business, properties, future financial outlook or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect") or except as set forth in the Offering Circular; neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole; and, since the respective dates as of which information is given in the Offering Circular, there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the

     Company and its subsidiaries on a consolidated basis, otherwise than as set forth or contemplated in the Offering Circular;

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (d) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise stated in the Offering Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and except as set forth in the Offering Circular, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its subsidiaries;

          (f) The Company and each of its subsidiaries has (A) good and defensible title to their respective interests in oil and gas leases, free and clear of any liens, mortgages, pledges, charges, defects or encumbrances of any kind (collectively, "Liens"), except for those (i) created pursuant to operating agreements, unitization and pooling arrangements and crude oil and gas sales contracts that secure payment of amounts not yet due and payable and which are of a nature and scope customary in similar oil and gas drilling and producing operations or (ii) which neither individually or in the aggregate would have a Material Adverse Effect and (B) good and defensible title to all the other properties and assets reflected as owned by it in the Offering Circular, free and clear of any Liens, except for those (i) described in the Offering Circular, if any, or (ii) which in the aggregate would not have a Material Adverse Effect. Except to the extent described in the Offering Circular, the leases, options to lease, drilling concessions or other arrangements held by the Company and its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to develop and exploit their properties, and the manner in which the Company and its subsidiaries acquired or otherwise procured such leases, options to lease, drilling concessions and other arrangements was generally consistent with standard industry practices for acquiring or procuring leases to explore acreage for hydrocarbons. The Company and each of its subsidiaries, respectively, has complied in all respects with the terms of oil and gas leases in which each purports to own an interest, and no claim has been asserted by any person or entity adverse to the rights of the Company or any of its subsidiaries as lessee or sublessee under any of such leases or questioning its rights to the continued possession of the leased premises under any such lease except for such noncompliance as would not individually or in the aggregate have a Material Adverse Effect. The concessions, reservations, licenses, permits and rights to hydrocarbons held by the Company and each of its subsidiaries are valid, subsisting and enforceable with such exceptions as are described in the Offering Circular or which in the aggregate would not have a Material Adverse Effect. Except as disclosed in the Offering Circular, the Company and each of its subsidiaries own or lease or have the right to use or enjoy the benefits of all such properties as are necessary to their respective operations as now conducted.

          (g) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditor's rights, to general principles of equity (whether considered in a proceeding in equity or at law) and, as to rights of indemnification, to principles of public policy or federal or state securities laws relating thereto;

          (h) The Notes and the notes having terms identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer") have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement (and, as to the Exchange Notes and the Registration Rights Agreement) and duly authenticated by the Trustee under the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, which Notes, Exchange Notes and Indenture will be substantially in the form delivered to you on the date hereof; the Indenture has been duly authorized by the Company and the Guarantors and will be in a form that would meet the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and, when executed and delivered by the Company, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company and the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law); and the Notes and the Indenture and the Exchange Notes, when issued, will conform in all material respects to the descriptions thereof in the Offering Circular;

          (i) The registration rights agreement (the "Registration Rights Agreement"), to be dated the Time of Delivery (as defined below), has been duly authorized by the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors will be the valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditor's rights, to general principles of equity (whether considered in a proceeding in equity or at law) and, as to rights of indemnification, to principles of public policy or federal or state securities laws relating thereto;

          (j) The Credit Agreement (as defined in the Offering Circular) has been duly and validly authorized by the Company and the Guarantors (except for Electra Resources, Inc.) and is the valid and legally binding obligation of the Company and the Guarantors (except for Electra Resources, Inc.), enforceable against the Company and the Guarantors (except for Electra Resources, Inc.) in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditor's rights and to general principles of equity (whether considered in a proceeding in equity or at law);

          (k) The Guarantees of the Notes have been duly authorized by the Guarantors, and, when executed and delivered in accordance with the terms of the Indenture and when the Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be the valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees of the Notes, when issued, will conform in all material respects to the description thereof in the Offering Circular;

          (l) The guarantees of the Exchange Notes (the "Exchange Note Guarantees") have been duly authorized by the Guarantors, and, when executed and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be the valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law). The Exchange Note Guarantees, when issued, will conform in all material respects to the description thereof in the Offering Circular;

          (m) The Company and the Guarantors have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement, the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Exchange Notes and the Exchange Note Guarantees (collectively, the "Operative Documents") to which they are a party and to consummate the transactions contemplated hereby and thereby, including without limitation the corporate power and authority to issue, sell and deliver the Notes and the Exchange Notes and to issue the Guarantees and the Exchange Note Guarantees, as applicable, as provided herein and therein;

          (n) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the issuance of the Guarantees, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and thereby as set forth in the Offering Circular, will violate Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulation G, T, U, or X promulgated by the Board of Governors of the Federal Reserve System;

          (o) Prior to the date hereof, none of the Company or any of the Guarantors or any Person acting on behalf of any of them has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of the Notes;

          (p) The issuance and sale of the Notes and the issuance of the Guarantees, the issuance of the Exchange Notes and the issuance of the Exchange Note Guarantees in the Exchange Offer, and the compliance by the Company and the Guarantors with all of the provisions of this Agreement and the other Operative Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement, or other similar financing agreement or instrument or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject which conflict, breach, violation or default would have a Material Adverse Effect or would have a material adverse effect on the offering of the Notes, the Exchange Offer or the consummation of the transactions contemplated hereby or by the other Operative Documents; nor will such action result in any violation of the provisions of the Certificate of Incorporation, Articles of Incorporation or By-laws of the Company or any of its subsidiaries; nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, other than any such violation that would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration, filing or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Notes or the issuance of the Guarantees or the issuance of the Exchange Notes or the issuance of the Exchange Note Guarantees in the Exchange Offer or the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement or the other Operative Documents, except for
     (i) the filing of a registration statement by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Act pursuant to Section 5(g) hereof, (ii) the filing of a notice on Form D by the Company with the Commission pursuant to Section 5(i) hereof, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Purchasers, (iv) such approvals, registrations and qualifications as may be required under the Act, the Trust Indenture Act, and state securities or Blue Sky laws in connection with the Exchange Offer or resale registration contemplated by the Offering Circular and described in the Registration Rights Agreement, and (v) such consents, approvals, authorizations, registrations, filings or qualifications as have been obtained or made or of which the failure to obtain would not have a Material Adverse Effect or a material adverse effect on the offering of the Notes, the Exchange Offer or the consummation of the transactions contemplated hereby or by the other Operative Documents;

          (q) The Company and each of its subsidiaries have complied in all respects with all laws, regulations and orders applicable to it or its businesses other than violations which would not have a Material Adverse Effect;

          (r) Neither the Company nor any of its subsidiaries is in violation of its respective Certificate of Incorporation, Articles of Incorporation or By-laws; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than any such default that would not have a Material Adverse Effect, and no other party under any such agreement or instrument to which either the Company or any of its subsidiaries is a party is, to the knowledge of any executive officer of the Company or any Guarantor after reasonable inquiry, in default in any material respect thereunder, other than any such default that would not have a Material Adverse Effect;

          (s) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and each of its subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in the business currently conducted by it in the manner described in the Offering Circular, (ii) all such Authorizations are valid and in full force and effect and (iii) the Company and each of its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

          (t) The statements set forth in the Offering Circular under the caption "Description of Notes" insofar as they purport to constitute a summary of the terms of the Notes and under the captions "Business-- Regulation," "Business--Environmental Matters" and "Description of Other Indebtedness," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

          (u) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, to interfere with or adversely affect the issuance and sale of the Notes or the issuance of the Guarantees or to affect the validity of any Operative Document or the Credit Agreement; and, to the knowledge of any executive officer of the Company or any Guarantor after reasonable inquiry, no such proceedings are threatened overtly or contemplated by governmental authorities or threatened overtly by others;

          (v) When the Notes and the Guarantees are issued and delivered pursuant to this Agreement, no Notes or Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

          (w) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Notes and the issuance of the Guarantees, will be, an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

          (x) None of the Company or any of its subsidiaries or any person acting on their behalf has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Act) that is or will be integrated with the sale of the Notes in a manner that would require registration under the Act of the Notes; and none of the Company or any of its subsidiaries (other than the Purchasers) or any person acting on their behalf (other than the Purchasers) has offered or sold or will offer or sell any of the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

          (y) The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Notes, Guarantees or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

          (z) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

          (aa) The consolidated historical financial statements, together with related schedules and notes, set forth in the Offering Circular fairly present the consolidated financial position and condition of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods. The pro forma financial statements contained in the Offering Circular have been prepared on a basis consistent with such historical statements, except as described in such pro forma financial statements and except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by this Agreement, the other Operative Documents, the Credit Agreement and the Agreement and Plan of Merger dated as of October 30, 1995, among the Company, Coda Acquisition, Inc. and Joint Energy Development Investments Limited Partnership, as amended. The other financial and statistical information and data included in the Offering Circular, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company except as otherwise specifically stated in the Offering Circular;

          (ab) Except as set forth in the Offering Circular, neither the Company nor any of its subsidiaries (i) has violated any applicable existing federal, state, local or international laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any term or condition of any such permit, license or approval, or (ii) owns or occupies any real property on which Hazardous Substances have been released, or which may reasonably be expected to be adversely affected by a release of Hazardous Substances released at another location, except as to clauses (i) and (ii), for such instances of noncompliance or releases of Hazardous substances which, either singly or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl, and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance. The term "release" shall have the same meaning given to it under CERCLA, 42 U.S.C. (S) 9601(22);

          (ac) The Company and each of its subsidiaries owns or possesses or has the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with, and material to, individually or in the aggregate, the operation of the businesses now operated by it, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. The use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as would not, individually or in the aggregate, result in a Material Adverse Effect;

          (ad) All tax returns required to be filed by the Company or its subsidiaries in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith or except where the failure to so file any such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no tax returns of the Company or its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its subsidiaries has received notice), where the findings of such audit, if adversely determined, would result in a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest or except if the failure to so pay could not reasonably be expected to have a Material Adverse Effect;

          (ae) The Company and each of its subsidiaries maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with its reasonable business judgment. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Time of Delivery (as defined below);

          (af) No general labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of any executive officer of the Company or any Guarantor after reasonable inquiry, is imminent; and neither the Company nor any Guarantor is aware of any existing or imminent general labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which could reasonably be expected to have a Material Adverse Effect;

          (ag) There are no holders of securities of the Company or any Guarantor who, by reason of the execution of this Agreement or any other Operative Document by the Company or the Guarantors, as the case may be, or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand the Company or any Guarantor to register under the Act or analogous foreign laws and regulations any securities held by them (other than pursuant to the Registration Rights Agreement);

          (ah) The Company and each of the Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to financial assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

          (ai) Ernst & Young LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent public accountants as defined by the Act and the rules and regulations of the Commission thereunder;

          (aj) The present fair saleable value of the assets of the Company and its subsidiaries, taken as a whole, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) of the Company and its subsidiaries as they become absolute and matured. The assets of the Company and its subsidiaries, taken as a whole, do not constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted. The Company does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature. The Company does not intend to permit any of its subsidiaries to incur debts beyond their respective ability to pay such debts as they mature. Upon the issuance of the Notes and the Guarantees, the present fair saleable value of the assets of the Company and its subsidiaries, taken as a whole, will exceed the amount that will be required to be paid on or in respect of their existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) as they become absolute and matured, the assets of the Company and its subsidiaries, taken as a whole, will not constitute unreasonably small capital to carry out their business as now conducted or as proposed to be conducted, including the capital needs of the Company and its subsidiaries, taking into account the projected capital requirements and capital availability of the Company and its subsidiaries;

          (ak) Each certificate signed by any officer of the Company or any Guarantor and delivered to the Purchasers or counsel for any of the Purchasers shall be deemed to be a representation and warranty only by such Company or such Guarantor, as the case may be, to the Purchasers as to the matters covered thereby; and

          (al) Lee Keeling and Associates, Inc. ("Keeling") is an independent petroleum engineer; the Purchasers have received from Keeling a true and correct copy of its reserve report with respect to the Company dated January 1, 1996 (the "Reserve Report"); all information and production data provided to Keeling for the preparation of the Reserve Report were true and correct in all material respects as of the date provided and the assumptions provided by the Company or any Guarantor to Keeling and used by Keeling in the preparation of the Reserve Report were reasonable as of the date provided; and the Reserve Report and the letter from Keeling to the Company with respect thereto (the "Keeling Letter") has been reviewed, and accepted as having a reasonable basis, by the Company and the Guarantors and the Keeling Letter has been included in the Offering Circular in good faith by the Company.

The Company and the Guarantors acknowledge that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7 hereof, counsel for the Company and the Guarantors and counsel for any of the Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees to purchase from the Company, at a purchase price of 97.5% of the principal amount of the Notes, the principal amount of Notes set forth opposite the name of such Purchaser in Schedule I hereto. Immediately following consummation of the transactions contemplated hereby to occur at the Time of Delivery, the Purchasers hereby agree, severally and not jointly, to reimburse the Company an aggregate of $500,000, representing costs and expenses incurred by the Company in connection with the transactions contemplated hereby and that the Company shall not be required to submit documentation supporting the incurrence by it of such $500,000 of expenses. The obligation of each of the Purchasers under the preceding sentence will be in proportion to the principal amount of Notes set forth opposite their respective names in
Schedule I hereto.

     3. The several Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with, the Company that:

          (a) It will offer and sell the Notes only to: (i) persons who it reasonably believes are Qualified Institutional Buyers within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or
(ii) institutions which it reasonably believes are Institutional Accredited Investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act and who, as purchasers, have executed and delivered to the Purchasers copies of the letter set forth in Annex A to the Offering Circular;

          (b)  It is an Institutional Accredited Investor; and

          (c) It will not offer or sell the Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

          Goldman, Sachs & Co. further agrees to inform the Company with respect to the progress of the distribution of the Notes from time to time upon the reasonable request of the Company.

     4. (a) The Notes to be purchased by each Purchaser hereunder will be represented by one Global Note in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Notes to Goldman, Sachs & Co. against payment by or on behalf of each Purchaser of the purchase price therefor by wire transfer to or at the direction of the Company of Federal (same day) funds, by causing DTC to credit the Notes to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Notes to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on March 18, 1996 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

          (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Notes and any additional documents requested by the Purchasers pursuant to

Section 7(k) hereof, will be delivered at such time and date at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 (the "Closing Location"), and the Notes will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day immediately preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company and the Guarantors, jointly and severally, covenant and agree with each of the Purchasers:

          (a) To prepare the Offering Circular in a form reasonably approved by you; to make no amendment or supplement to the Offering Circular which shall be reasonably disapproved by you promptly after reasonable notice thereof and to furnish you with such number of copies thereof as you may reasonably request and to consent to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, by you in connection with resales in accordance with Section 3 of this Agreement until such time as the Exchange Offer is Consummated (as defined below). The Exchange Offer shall be deemed Consummated for the purposes of this Agreement upon the occurrence of (i) the filing and effectiveness of a registration statement under the Act relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such registration statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) of the Registration Rights Agreement and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes that were tendered by holders thereof pursuant to the Exchange Offer.

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions until the Exchange Offer is Consummated, provided that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to general taxation in any such jurisdiction;

          (c) Until such time as the Exchange Offer is Consummated, to furnish the Purchasers with copies of the Offering Circular and each amendment or supplement thereto, together with the independent accountants' report(s) in the Offering Circular and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request; and if, at any time prior to the Consummation of the Exchange Offer, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you as soon as reasonably possible; and upon your request to prepare and furnish without charge to each of the Purchasers as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such necessary or desirable change;

          (d) During the period beginning from the date hereof and continuing until the date 180 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company or any Guarantor that are substantially similar to the Notes or the Guarantees, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Notes, Guarantees or any such substantially similar securities without your prior written consent;

          (e) Not to be or become, at any time prior to the expiration of the earliest to occur of (i) three years after the Time of Delivery and (ii) such time as the Notes are exchanged for registered Exchange Notes pursuant to the Exchange Offer and the Notes are no longer outstanding, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

          (f) To use its best efforts to file in a timely manner all reports and other documents required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act, and, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Notes, to furnish at the Company's expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act (or any successor provision thereto, in each case as may be amended from time to time);

          (g) To execute and deliver the Registration Rights Agreement in the form previously agreed upon, to comply with all provisions and obligations of, and to cause the Exchange Offer to be made in the appropriate form as contemplated by, the

Registration Rights Agreement, and to comply with all applicable federal and state securities laws in connection with the Exchange Offer;

          (h) If requested by you, the Company will use its best efforts to cause the Notes to be eligible for the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL");

          (i) To file with the Commission, not later than 15 days after the Time of Delivery, five copies of a notice on Form D under the Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

          (j) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) generally furnished to holders of the Notes and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission under the Exchange Act or any securities exchange on which the Notes, the Guarantees or any class of securities of the Company or any Guarantor is listed;

          (k) Prior to the expiration of the earlier to occur of (i) three years after the Time of Delivery and (ii) such time as the Notes are exchanged for registered Exchange Notes pursuant to the Exchange Offer and the Notes are no longer outstanding, the Company and the Guarantors will not resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

          (l) To comply with all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer;

          (m) To advise the Purchasers promptly, and, if requested by the Purchasers, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption of any of the Notes or Guarantees for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and to use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Notes or Guarantees under any state securities or Blue Sky laws, and if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Notes or Guarantees under any state securities or Blue Sky laws, to use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (n) To use the net proceeds received by the Company from the sale of the Notes pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds"; and

          (o) Upon original issuance thereof by the Company, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THE NOTES EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND THE NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH NOTES MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OR REGULATION S UNDER THE SECURITIES ACT,
     (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE LAWS OF THE STATES OF THE UNITED STATES AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) AND (B) ABOVE."

     6. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Guarantors covenant and agree with the several Purchasers to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and accountants in connection with the issuance of the Notes, the Guarantees, the Exchange Notes and the Exchange Note Guarantees and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular, the Offering Circular and any prospectus and registration statement filed pursuant to Section 5(g) hereof and any amendments and supplements thereto, and the mailing and delivery of copies thereof to each of the Purchasers and dealers, if any; (ii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of Latham & Watkins, counsel for each of the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys, which fees and disbursements will aggregate $15,000;
(iii) any fees charged by securities rating services for rating the Notes; (iv) the cost of preparing and delivering the Notes and the Exchange Notes; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Notes and the Exchange Notes; (vi) any cost incurred in connection with the designation of the Notes for trading in PORTAL; (vii) all fees and expenses in connection with approval of the Notes by DTC for "book-entry" transfer; and
(viii) all other costs and expenses incurred by the Company or the Guarantors incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section and Sections 8 and 10 hereof, each of the Purchasers will pay all of its own costs and expenses, including the fees of its counsel and transfer taxes on resale of any of the Notes by it.

     7. The obligations of each Purchaser hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Purchasers shall not have advised the Company that the Offering Circular, or any amendment or supplement thereto, contains an untrue statement of fact that in the Purchasers' reasonable opinion is material, or omits to state a fact that in the Purchasers' opinion is material and is required to make the statements therein not misleading in light of the circumstances under which they are made;

          (b) Latham & Watkins, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and Latham & Watkins shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Haynes and Boone, L.L.P., counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

               (ii) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

               (iii) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

               (iv) The Notes being delivered on the date hereof have been duly authorized and, when (a) executed, authenticated and issued in accordance with the terms of the Indenture and (b) delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be the valid and legally binding obligations of the Company entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, fraudulent transfer, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law);

               (v) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and legally binding instrument, enforceable against the Company and the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law); the Indenture is in a form which would meet, in all material respects, the requirements for qualification under the Trust Indenture Act;

               (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, to general principles of equity (whether considered in a proceeding in equity or at law) and, as to rights of indemnification, to principles of public policy or federal or state securities laws relating thereto;

               (vii) The Exchange Notes have been duly authorized for issuance by the Company, and when executed, authenticated and issued in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will be the valid and legally binding obligations of the Company entitled to the benefits of the Indenture subject, as to enforcement, to bankruptcy, fraudulent transfer, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law);

               (viii) The Guarantees of the Notes have been duly authorized, executed and delivered by the Guarantors in accordance with the terms of the Indenture and when the Notes have been executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be the valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees of the Notes conform in all material respects to the description thereof in the Offering Circular;

               (ix) The Exchange Note Guarantees have been duly authorized by the Guarantors in accordance with the terms of the Indenture and when the Exchange Notes have been executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be the valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law).

               (x) The Company and the Guarantors have all requisite corporate power to execute, deliver and perform their obligations under this Agreement and the other Operative Documents to which they are a party and to consummate the transactions contemplated hereby and thereby, including without limitation the corporate power to issue, sell and deliver the Notes and the Exchange Notes and to issue the Guarantees and the Exchange Note Guarantees, as applicable, as provided herein and therein;

               (xi) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the issuance of the Guarantees, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Circular will violate Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulation G, T, U, or X promulgated by the Board of Governors of the Federal Reserve System.

               (xii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Notes or the issuance of the Guarantees of the Notes or the issuance of the Exchange Notes or the issuance of the Exchange Note Guarantees in the Exchange Offer or the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement or the other Operative Documents, except for
     (i) the filing of a registration statement by the Company with the Commission pursuant to the Act pursuant to Section 5(g) hereof, (ii) the filing of a notice on Form D by the Company with the Commission pursuant to
     Section 5(i) hereof, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Purchasers, (iv) such approvals, registrations and qualifications as may be required under the Act, the Trust Indenture Act, and state securities or Blue Sky laws in connection with the Exchange Offer or resale registration contemplated by the Offering Circular and described in the Registration Rights Agreement, and (v) such consents, approvals authorizations, registrations or qualifications as have been obtained or made; such counsel may state that the opinions set forth in this paragraph are based upon consideration only of those statutes, rules and regulations that, in such counsel's experience are normally applicable to transactions such as those contemplated by the issuance and sale of the Notes, the issuance of the Guarantees of the Notes, the issuance of the Exchange Notes or the issuance of the Exchange Note Guarantees in the Exchange Offer, or the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement or the other Operative Documents;

               (xiii) The statements set forth in the Offering Circular under the caption "Description of Notes," insofar as they purport to summarize the terms of the Notes and the Indenture, and under the caption "Description of Other

     Indebtedness," insofar as they purport to describe the provisions of the documents referred to therein, are materially accurate and fairly present such documents in all material respects;

               (xiv) Neither the Company nor any of its subsidiaries is an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

               (xv) No registration of the Notes under the Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Notes by the Purchasers in the manner contemplated by this Agreement and the Offering Circular, other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Offering Circular or in connection with the Registration Rights Agreement; and

               (xvi) Each of the Preliminary Offering Circular and the Offering Circular, as of its date, and each amendment or supplement thereto, as of its date (except for the reserve data, financial statements and related schedules and other financial information included therein, as to which no opinion need be expressed), complied as to form in all material respects with the requirements of Rule 144A of the Act.

               In addition, such counsel shall state that they have participated in conferences with officers and representatives of the Company and the Guarantors, accountants of the Company and the Guarantors and representatives of the Purchasers at which the contents of the Offering Circular and related matters were discussed and, subject to the fact that such counsel shall not assume any responsibility for and cannot guarantee the accuracy, completeness or fairness of the statements contained in the Offering Circular and shall have made no independent check or verification thereof, on the basis of the foregoing, such counsel shall state that it has no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the reserve data, financial statements and related schedules and other financial information contained in the Offering Circular, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Joe Callaway, counsel for the Company and the Guarantors, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) The Company has been duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which it owns or leases material property or conducts material business so as to require such qualification, except where failure to be so qualified in any such jurisdiction would not have a material adverse effect on the financial position of the Company and its subsidiaries, taken as a whole;

               (ii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Offering Circular; and has been duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases material property or conducts material business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have a material adverse effect on the financial position of the Company and its subsidiaries, taken as a whole;

               (iii) All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and except as otherwise stated in the Offering Circular are owned of record by the Company directly or indirectly, and, to such counsel's actual knowledge, the Company has not received notice of any adverse claim;

               (iv) The issuance and sale of the Notes and the issuance of the Guarantees and the issuance of the Exchange Notes and the issuance of the Exchange Note Guarantees in the Exchange Offer and the compliance by the Company and the Guarantors with all of the provisions of this Agreement and the other Operative Documents and the consummation of the transactions herein and therein contemplated will not conflict with, violate or result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of the property or assets of the Company or any of its subsidiaries is subject and, in either case, that is actually known to such counsel and that is material to the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the respective Certificate of Incorporation, Articles of Incorporation or By-laws of the Company or any of its subsidiaries or any United States statute, rule or regulation or the Delaware General Corporation Law or any order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, provided, however, that this opinion does not address the securities laws of the United States, the states thereof, and any other applicable jurisdiction;

               (v) The statements set forth in the Offering Circular under the captions "Business--Regulation" and "Business--Environmental Matters," insofar as they purport to describe the provisions of the laws referred to therein, are materially accurate and complete in all material respects;

               (vi) Other than as disclosed in the Offering Circular, there are no legal or governmental proceedings pending or, to such counsel's actual knowledge, overtly threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the current or future financial position or results of operations of the Company and its subsidiaries, taken as a whole, to materially adversely affect the issuance and sale of the Notes or the issuance of the Guarantees or to materially affect the validity of any Operative Document; and, to such counsel's actual knowledge, no such proceedings are threatened overtly or contemplated by governmental authorities or threatened overtly by others;

               (vii) To such counsel's actual knowledge, neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, Articles of Incorporation or By-laws; or is in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which any of its properties may be bound, in each case where any such default has a material adverse effect on the financial position of the Company and its subsidiaries, taken as a whole.

               (viii) To such counsel's actual knowledge, except as set forth in the Offering Circular, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its subsidiaries.

               (ix) The Credit Agreement has been duly authorized, executed and delivered by the Company and the Guarantors (except for Electra Resources, Inc.) and constitutes a valid and legally binding obligation of the Company and the Guarantors (except for Electra Resources, Inc.), enforceable against the Company and the Guarantors (except for Electra Resources, Inc.) in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law);

          In addition, such counsel shall state that he has participated in conferences with officers and representatives of the Company and the Guarantors, accountants of the Company and the Guarantors and representatives of the Purchasers at which the contents of the Offering Circular and related matters were discussed and, subject to the fact that such counsel shall not assume any responsibility for and cannot guarantee the accuracy, completeness or fairness of the statements contained in the Offering Circular and shall have made no independent check or verification thereof, on the basis of the foregoing, such counsel shall state that it has no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the reserve data, financial statements and related schedules and other financial information contained in the Offering Circular, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) On the date of the Offering Circular prior to the execution of this Agreement, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in the form previously agreed upon. At the time of Delivery, Ernst & Young LLP shall have delivered an additional letter confirming the matters set forth in the prior letter as of the date not more than three days prior to the Time of Delivery, in form and substance satisfactory to you;

          (f) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Keeling shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

          (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular, there shall not have been any change, on a consolidated basis, in the capital stock or short-term or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or any of its subsidiaries, on a consolidated basis, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

          (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any Guarantor by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company or any Guarantor;

          (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ National Market System; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii), in the judgment of the Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Offering Circular; or (iv) the occurrence of any material adverse change in financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Purchasers, would materially and adversely affect the financial markets or the markets for the Notes and other debt securities;

          (j)  The Notes shall have been designated for trading in PORTAL;

          (k) The Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of the Time of Delivery, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsection (g) of this Section and as to such other matters as you may reasonably request;

          (l) No stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction referred to in Section 5(b) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened;

          (m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Time of Delivery, prevent the issuance of any of the Notes or Guarantees; and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Time of Delivery which would prevent the issuance of the Notes or the Guarantees. No action, suit or proceeding shall be pending against or affecting or, to the knowledge of any executive officer of the Company or any Guarantor after reasonable inquiry, threatened against the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would prohibit, interfere with or adversely affect the issuance or sale of the Notes or the issuance of the Guarantees or would have a Material Adverse Effect, or in any manner draw into question the validity of this Agreement or the other Operative Documents; and no stop order preventing the use of the Offering Circular, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued;

          (n) The Company, the Guarantors and the Trustee shall have entered into the Indenture and you shall have received executed counterparts thereof;

          (o) The Company and the Guarantors shall have entered into the Registration Rights Agreement and you shall have received executed counterparts thereof;

          (p) At the Time of Delivery, copies of all opinions and certificates issued in connection with the Credit Agreement shall have been delivered to the Purchasers;

          (q) At the Time of Delivery, copies of all opinions and certificates issued in connection with the Merger (as defined in the Offering Circular) shall have been delivered to the Purchasers;

          (r) The Offering Circular shall have been printed and copies distributed to you no later than 12:00 p.m. (noon), New York City time on March 14, 1996, or at such later date and time as you may approve in writing; and

          (s) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chairman and Chief Executive Officer and Principal Accounting Officer of the Company, dated the Time of Delivery, certifying as to the solvency of the Company, giving effect to the offering of the Notes as contemplated hereby and the transactions described in the Offering Circular under the caption "Use of Proceeds."

          All opinions, certificates, letters and other documents required to be delivered by the Company and the Guarantors will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Purchasers. The Company and the Guarantors will furnish each of the Purchasers with such conformed copies of such opinions, certificates, letters and other documents as the Purchasers shall reasonably request.

     8. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

          (b) Each Purchaser will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel for the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnified party shall have been advised by counsel that representation of the indemnified party by counsel provided by the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Purchasers, in each case as set forth in the Offering Circular, provided that the total underwriting discounts shall be deemed to be reduced, and the total net proceeds received by the Company and the Guarantors shall be deemed to be increased, by the amount of expenses of the Company reimbursed by the Purchasers pursuant to Section 2 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts received by it under this Agreement exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e)  The obligations of the Company and the Guarantors under this
Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Guarantor and to each person, if any, who controls the Company or any Guarantor within the meaning of the Act.

     9. (a) If any Purchaser shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

     (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Notes which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Notes which such Purchaser agreed to purchase hereunder) of the Notes of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in subsection
(b) above to require non-defaulting Purchasers to purchase Notes of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company or any Guarantor or any officer or director or any controlling person of the Company or any Guarantor and shall survive delivery of and payment for the Notes.

     11. If the Notes or the Guarantees are not delivered by or on behalf of the Company and the Guarantors, as applicable, as provided herein, the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Notes, but the Company and the Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

     12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, overnight courier or facsimile transmission to you as the Representative, in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention:
Registration Department (facsimile number, 212-902-3000); and if to the Company or the Guarantors shall be delivered or sent by mail, overnight courier or facsimile transmission to 5735 Pineland Drive, Dallas, Texas 75231, Attention:
President (facsimile number, 214-265-4777). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, any Guarantor and any Purchaser and each person who controls the Company, any Guarantor or any of the Purchasers, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14.  Time shall be of the essence of this Agreement.

     15. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing correctly sets forth the understanding among the Company, the Guarantors and the Purchasers, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantors and the Purchasers.

                                   Very truly yours,


                                   CODA ENERGY, INC.



                                   By: /s/ JOE CALLAWAY
                                      __________________________________________
                                   Name: Joe Callaway
                                   Title: Vice President


                                   DIAMOND ENERGY OPERATING COMPANY



                                   By: /s/ JOE CALLAWAY
                                      __________________________________________
                                   Name: Joe Callaway
                                   Title: Vice President


                                   TAURUS ENERGY CORP.



                                   By: /s/ JOE CALLAWAY
                                      __________________________________________
                                   Name: Joe Callaway
                                   Title: Vice President


                                   ELECTRA RESOURCES, INC.



                                   By: /s/ JOE CALLAWAY
                                      __________________________________________
                                   Name: Joe Callaway
                                   Title: Vice President

Accepted as of the date hereof:



GOLDMAN, SACHS & CO.


/s/   GOLDMAN, SACHS & CO.
________________________________________
     (Goldman, Sachs & Co.)



CHEMICAL SECURITIES, INC.



By: /s/ THOMAS WALKER
    _____________________________________
Name: Thomas Walker
Title: Managing Director



ECT SECURITIES CORP.


By: /s/ RICHARD B. BUY
    _____________________________________
Name: Richard B. Buy
Title: President


NATIONSBANC CAPITAL MARKETS, INC.


By: /s/ GREGORY P. MEREDITH
    _____________________________________
Name: Gregory P. Meredith
Title: Managing Director

                                  SCHEDULE I
                                  PURCHASERS



Goldman, Sachs & Co.                 $57,500,000

Chemical Securities, Inc.            $12,500,000

ECT Securities Corp.                 $27,500,000

NationsBanc Capital Markets, Inc.    $12,500,000

                                  SCHEDULE II
                                  GUARANTORS


Diamond Energy Operating Company

Taurus Energy Corp.

Electra Resources, Inc.

                                       38